                                                                     EXHIBIT 4.2


                               AMH HOLDINGS, INC.

                                    as Issuer


                                    INDENTURE

                            Dated as of March 4, 2004




                            WILMINGTON TRUST COMPANY

                                     Trustee

                              CROSS-REFERENCE TABLE

  TIA                                                         Indenture
Section                                                       Section
-------                                                       ---------
310  (a)....................................................  7.10
     (a)(3).................................................  N.A.
     (a)(4).................................................  N.A.
     (b)....................................................  7.03, 7.08, 7.10
     (b)(1).................................................  7.10
     (c)....................................................  N.A.
311  .......................................................  7.03
311(a)......................................................  7.11
     (b)....................................................  7.11
     (c)....................................................  N.A.
312  (a)....................................................  2.05
     (b)....................................................  13.03
     (c)....................................................  13.03
313  (a)....................................................  7.06
     (b)(1).................................................  N.A.
     (b)....................................................  7.06
     (c)....................................................  N.A.
     (d)....................................................  N.A.
314  (a)....................................................  4.02
314  (a)(4).................................................  4.11
     (b)....................................................  N.A.
     (c)(1).................................................  N.A.
     (c)(2).................................................  N.A.
     (c)(3).................................................  N.A.
     (d)....................................................  N.A.
     (e)....................................................  N.A.
     (f)....................................................  N.A.
315  (a)....................................................  7.01
     (b)....................................................  N.A.
     (c)....................................................  N.A.
     (d)....................................................  N.A.
     (e)....................................................  N.A.
316  (a)(last sentence).....................................  N.A.
     (a)(1)(A)..............................................  N.A.
     (a)(1)(B)..............................................  N.A.
     (a)(2).................................................  N.A.
     (b)....................................................  N.A.
317  (a)(1).................................................  N.A.
     (a)(2).................................................  N.A.
     (b)....................................................  N.A.
318  (a)....................................................  N.A.

------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

SECTION 1.01.   Definitions...............................................1
SECTION 1.02.   Other Definitions........................................20
SECTION 1.03.   Incorporation by Reference of Trust Indenture Act........20
SECTION 1.04.   Rules of Construction....................................21

                                    ARTICLE 2

                                 The Securities

SECTION 2.01.   Form and Dating..........................................21
SECTION 2.02.   Execution and Authentication.............................21
SECTION 2.03.   Registrar and Paying Agent...............................22
SECTION 2.04.   Paying Agent To Hold Money in Trust......................22
SECTION 2.05.   Securityholder Lists.....................................22
SECTION 2.06.   Transfer and Exchange....................................22
SECTION 2.07.   Replacement Securities...................................23
SECTION 2.08.   Outstanding Securities...................................23
SECTION 2.09.   Temporary Securities.....................................23
SECTION 2.10.   Cancellation.............................................23
SECTION 2.11.   Defaulted Interest.......................................24
SECTION 2.12.   CUSIP Numbers............................................24
SECTION 2.13.   Issuance of Additional Securities........................24

                                    ARTICLE 3

                                   Redemption

SECTION 3.01.   Notices to Trustee.......................................24
SECTION 3.02.   Selection of Securities To Be Redeemed...................24
SECTION 3.03.   Notice of Redemption.....................................25
SECTION 3.04.   Effect of Notice of Redemption...........................25
SECTION 3.05.   Deposit of Redemption Price..............................25
SECTION 3.06.   Securities Redeemed in Part..............................25

                                    ARTICLE 4

                                    Covenants

SECTION 4.01.   Payment of Securities....................................26
SECTION 4.02.   SEC Reports..............................................26
SECTION 4.03.   Limitation on Indebtedness...............................26
SECTION 4.04.   Limitation on Restricted Payments........................28
SECTION 4.05.   Limitation on Restrictions on Distributions from
                Restricted Subsidiaries..................................30
SECTION 4.06.   Limitation on Sales of Assets and Subsidiary Stock.......30
SECTION 4.07.   Limitation on Affiliate Transactions.....................33
SECTION 4.08.   Limitation on the Sale or Issuance of Capital Stock
                of Restricted Subsidiaries...............................34
SECTION 4.09.   Change of Control........................................35

SECTION 4.10.   Limitation on Liens......................................36
SECTION 4.11.   Future Guarantors........................................36
SECTION 4.12.   Compliance Certificate...................................36
SECTION 4.13.   Further Instruments and Acts.............................37

                                    ARTICLE 5

                                Successor Company

SECTION 5.01.   When Company May Merge or Transfer Assets................37

                                    ARTICLE 6

                              Defaults and Remedies

SECTION 6.01.   Events of Default........................................37
SECTION 6.02.   Acceleration.............................................39
SECTION 6.03.   Other Remedies...........................................39
SECTION 6.04.   Waiver of Past Defaults..................................39
SECTION 6.05.   Control by Majority......................................39
SECTION 6.06.   Limitation on Suits......................................40
SECTION 6.07.   Rights of Holders To Receive Payment.....................40
SECTION 6.08.   Collection Suit by Trustee...............................40
SECTION 6.09.   Trustee May File Proofs of Claim.........................40
SECTION 6.10.   Priorities...............................................41
SECTION 6.11.   Undertaking for Costs....................................41
SECTION 6.12.   Waiver of Stay or Extension Laws.........................41

                                    ARTICLE 7

                                     Trustee

SECTION 7.01.   Duties of Trustee........................................41
SECTION 7.02.   Rights of Trustee........................................42
SECTION 7.03.   Individual Rights of Trustee.............................43
SECTION 7.04.   Trustee's Disclaimer.....................................43
SECTION 7.05.   Notice of Defaults.......................................43
SECTION 7.06.   Reports by Trustee to Holders............................43
SECTION 7.07.   Compensation and Indemnity...............................44
SECTION 7.08.   Replacement of Trustee...................................44
SECTION 7.09.   Successor Trustee by Merger..............................45
SECTION 7.10.   Eligibility; Disqualification............................45
SECTION 7.11.   Preferential Collection of Claims Against Company........45

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

SECTION 8.01.   Discharge of Liability on Securities; Defeasance.........45
SECTION 8.02.   Conditions to Defeasance.................................46
SECTION 8.03.   Application of Trust Money...............................47
SECTION 8.04.   Repayment to Company.....................................47
SECTION 8.05.   Indemnity for Government Obligations.....................47
SECTION 8.06.   Reinstatement............................................47

                                                                        Page
                                                                        ----
                                    ARTICLE 9

                                   Amendments

SECTION 9.01.   Without Consent of Holders...............................47
SECTION 9.02.   With Consent of Holders..................................48
SECTION 9.03.   Compliance with Trust Indenture Act......................49
SECTION 9.04.   Revocation and Effect of Consents and Waivers............49
SECTION 9.05.   Notation on or Exchange of Securities....................49
SECTION 9.06.   Trustee To Sign Amendments...............................49
SECTION 9.07.   Payment for Consent......................................49

                                   ARTICLE 10

                                   [Reserved]


                                   ARTICLE 11

                                   [Reserved]


                                   ARTICLE 12

                                   [Reserved]


                                   ARTICLE 13

                                  Miscellaneous

SECTION 13.01.  Trust Indenture Act Controls.............................50
SECTION 13.02.  Notices..................................................50
SECTION 13.03.  Communication by Holders with Other Holders..............51
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.......51
SECTION 13.05.  Statements Required in Certificate or Opinion............51
SECTION 13.06.  When Securities Disregarded..............................51
SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar.............51
SECTION 13.08.  Legal Holidays...........................................51
SECTION 13.09.  Governing Law............................................52
SECTION 13.10.  No Recourse Against Others...............................52
SECTION 13.11.  Successors...............................................52
SECTION 13.12.  Multiple Originals.......................................52
SECTION 13.13.  Table of Contents; Headings..............................52
SECTION 13.14.  No Adverse Interpretation of Other Agreements............52


Rule 144A/Regulation S Appendix

Exhibit 1    -    Form of Initial Security

Exhibit A    -    Form of Exchange Security or Private Exchange Security

     INDENTURE dated as of March 4, 2004, between AMH HOLDINGS INC., a Delaware corporation (the "Company"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Securities, Exchange Securities, Private Exchange Securities and Additional Securities (collectively, the "Securities").

                                   ARTICLE 1

                   Definitions and Incorporation by Reference


     SECTION 1.01. Definitions.

     "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Securities:

          (1) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

          Semi-Annual Accrual Date                             Accreted Value
          ------------------------                             --------------

          September 1, 2004.......................................   $611.08
          March 1, 2005...........................................   $645.46
          September 1, 2005.......................................   $681.76
          March 1, 2006...........................................   $720.11
          September 1, 2006.......................................   $760.62
          March 1, 2007...........................................   $803.40
          September 1, 2007.......................................   $848.59
          March 1, 2008...........................................   $896.33
          September 1, 2008.......................................   $946.75
          March 1, 2009........................................... $1,000.00

          The foregoing Accreted Values shall be increased, if necessary, to reflect any accretion of premium payable pursuant to the Registration Rights Agreement.

          (2) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (A) the original issue price of a Security and (B) an amount equal to the product of (x) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price multiplied by (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (3) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
     (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date multiplied by (y) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (4) if the Specified Date occurs on or after the Full Accretion Date, the Accreted Value will equal $1,000.

     "Additional Assets" means

          (1) any property, plant, equipment or other assets used or usable in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

     "Additional Securities" means, subject to the Company's compliance with
Section 4.03, 11 1/4% Senior Discount Securities Due 2014 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.04 and Section 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "AMI" means Associated Materials Incorporated, a Delaware corporation and a Subsidiary of the Company, together with its successors.

     "AMI Notes" means the outstanding 9 3/4% Senior Subordinated Notes due 2012 of AMI.

     "Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

          (A) a disposition or transfer by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

          (B) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment or (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

          (C) sales or other dispositions of obsolete, uneconomical, negligible, damaged, worn-out or surplus assets in the ordinary course of business (including but not limited to equipment, inventory and intellectual property);

          (D) a disposition of assets with a fair market value of less than or equal to $1.0 million, not to exceed $5.0 million in the aggregate in any 12 month period;

          (E) sale or discount of accounts receivable in connection with the compromise or collection thereof;

          (F) sale or exchange of equipment in connection with the purchase or other acquisition of equipment; and

          (G) sales or grants of licenses to use intellectual property;

provided, however, that a disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described under Section 4.09 and/or the provisions described under Section 5.01 and not by the provisions described under Section 4.06.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Bank Facilities" means the bank facilities under the Credit Agreement.

     "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

     "Board of Directors" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of any of the following events:

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (directly or indirectly) one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that any Person that is deemed to have beneficial ownership of shares solely as the result of being part of a group pursuant to Rules 13d-5(b)(1) of the Exchange Act shall be deemed not to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this provision), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this provision), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

          (2) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Company Order" means a written order from the Company to the Trustee requesting the Trustee to authenticate the Securities.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available on or prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (and, if such Indebtedness is revolving Indebtedness, the amount of Indebtedness deemed to be outstanding for such period shall be the average outstanding amount of such Indebtedness during such period);

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period; and

          (6) for periods prior to the Issue Date, the Company shall be deemed to have owned 100% of the Capital Stock of AMI.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets (including Capital Stock), the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Exchange Act or as otherwise acceptable to the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication,

          (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net payments or receipts pursuant to Hedging Obligations;

          (7) dividends declared and paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of the Company, in each case held by Persons other than the Company or a Wholly Owned Subsidiary and in each case other than dividends payable in Qualified Stock;

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person (other than a Subsidiary) to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and such Indebtedness is accelerated or any payment is actually made in respect of such Guarantee; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Restricted Subsidiary thereof) in connection with Indebtedness Incurred by such plan or trust, and less, to the extent included in such interest expense the amortization during such period of capitalized financing costs; provided, however, that the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5.0% of the aggregate amount of the financing giving rise to such capitalized financing costs.

     "Consolidated Net Income" means, for any period, the sum of (1) net income of the Company and its Subsidiaries and (2) to the extent deducted in calculating net income of the Company and its Subsidiaries, any non-recurring fees, expenses or charges related to the Transactions; provided, however, that there shall not be included in such Consolidated Net Income

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

               (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net In-come up to the aggregate amount of cash that has been, or could have been, distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

               (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) solely for the purpose of determining the amount available for Restricted Payments described in clause (3) (with respect to the Company only) and clauses (1) and (2) of the definition thereof any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that

               (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

               (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (3) any gain or loss (and the related tax effects) realized upon the sale or other disposition of any assets of the Company, its consolidated Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (4) extraordinary, non-cash or non-recurring gains, losses or charges, including (i) those related to impairment of goodwill and other intangible assets and (ii) the write-off of deferred financing costs and related premiums paid in connection with any early extinguishment of Indebtedness and the related tax effects;

          (5) the cumulative effect of a change in accounting principles; and

          (6) any net income or loss attributable to discontinued operations.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

     "Credit Agreement" means the Credit Agreement dated as of April 19, 2002, and amended and restated as of August 29, 2003, by and among Parent, AMI, the lenders referred to therein, UBS AG, Stamford Branch, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and CIBC World Markets Corp., as Documentation Agent, together with the related documents thereto (including any guarantees and security documents, whether in effect on the Issue Date or entered into thereafter), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, that portion of any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event

          (1) matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy obligations as a result of such employee's death or disability; and provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the date that is 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.09 of this Indenture.

     The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (2) Consolidated Interest Expense;

          (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

          (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Re-stricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Financing" means the financing by Parent of at least $172.0 million of equity capital to provide a portion of the funds for the Equity Tender Offer and the Merger.

     "Equity Offering" means a primary offering of common stock or common equity of Parent, the Company or AMI.

     "Equity Tender Offer" means the cash tender offer for 100% of the shares of common stock of AMI at a price of $50.00 per share.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Exchange Securities" means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Securities, in compliance with the terms of the Registration Rights Agreement.

     "Full Accretion Date" means March 1, 2009.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of April 23, 2002, including those set forth in

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty" means each Subsidiary Guaranty, as applicable.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Securities on the terms provided for in this Indenture.

     "Harvest Management Services Agreement" means the management agreement, dated as of April 19, 2002 between Harvest Partners, Inc. and AMI, as amended and restated as of March 4, 2004, entered into in connection with the Transaction, as the same may be amended, modified, restated and supplemented from time to time.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or similar agreement.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

     "Interest Rate Agreement" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.04,

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

     "Issue Date" means the date on which the Securities are originally issued.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Merger" means the merger of Simon Acquisition Corp. with and into AMI pursuant to the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger dated as of March 16, 2002 by and among Simon Acquisition Corp., Parent and AMI.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of

          (1) all legal, title and recording tax expenses, underwriting discounts, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of counsel, accountants and investment bankers), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any current or contingent liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Note Tender Offer" means the tender offer by AMI of all of its existing 9 1/4% senior subordinated notes due 2008, including the change of control offer required pursuant to the indenture governing the such senior subordinated notes and the defeasance of any remaining senior subordinated notes after such change of control offer.

     "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Offerings" means the issue and sale of the Securities pursuant to the Purchase Agreement.

     "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom shall be the principal financial officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Restricted Subsidiary or the Trustee.

     "Parent" means Associated Materials Holdings Inc., a Delaware corporation, and its successors.

     "Permitted Holders" means Harvest Partners, Inc., its affiliates and funds managed by Harvest Partners, Inc. and/or its affiliates.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in

          (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3) cash and Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, moving, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees, directors or consultants made in the ordinary course of business in an aggregate amount not to exceed $2.0 million at any time outstanding;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;

          (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (10) Hedging Obligations of the Company's or any Restricted Subsidiary's business and not for the purpose of speculation;

          (11) Investments existing on the Issue Date and any such Investment that replaces or refinances such Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;

          (12) Guarantees of Indebtedness otherwise permitted under this Indenture;

          (13) Investments the payment for which consists of Qualified Stock of the Company;

          (14) Investments in the Securities;

          (15) Investments consisting of obligations of one or more consultants, officers, directors or other employees of the Company or any of its Subsidiaries in connection with such consultants', officers', directors' or employees' acquisition of shares of capital stock of the Company so long as no cash is paid by the Company or any of its Subsidiaries to such consultants, officers, directors or employees in connection with the acquisition of any such obligations; and

          (16) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed $2.5 million.

     "Permitted Liens" means the following types of Liens:

          (1) Liens existing on the Issue Date;

          (2) Liens securing the Securities and any Subsidiary Guarantees;

          (3) Liens securing Indebtedness under the Credit Agreement that is permitted to be Incurred under Section 4.03; provided, however, with respect to the Company, only to the extent such Indebtedness is Incurred under Section 4.03(b)(1);

          (4) Liens in favor of the Company or any Restricted Subsidiary of the Company;

          (5) Liens securing Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been Incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (i) taken as a whole are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

          (6) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (7) statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law Incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (8) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (9) judgment Liens not giving rise to an Event of Default;

          (10) survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (11) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (12) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements, including rights of offset and set-off;

          (13) Liens securing Capitalized Lease Obligations permitted to be Incurred under this Indenture and other Indebtedness permitted under
     Section 4.03(b)(9); provided, however, that such Liens do not extend to any property or assets which are not leased property (other than as permitted under clause (17) of this definition of Permitted Liens) subject to such Capitalized Lease Obligations;

          (14) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (15) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (16) rights of a licensor of intellectual property;

          (17) purchase money Liens to finance the acquisition, construction, purchase, lease or improvement of property or assets acquired, leased, constructed or improved after the Issue Date; provided, however, that

               (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by property or assets other than the property and assets so acquired, leased, constructed or improved; and

               (b) the Lien securing such Indebtedness was permitted to be incurred under this Indenture and shall be created within 180 days of such acquisition, lease, construction or improvement;

          (18) Liens securing Hedging Obligations that are otherwise permitted under this Indenture;

          (19) Liens securing Indebtedness incurred under Section 4.03(b)(13);

          (20) Liens securing Guarantees of Indebtedness of Restricted Subsidiaries that are otherwise permitted under this Indenture;

          (21) Liens securing obligations of Restricted Subsidiaries;

          (22) Liens securing Indebtedness permitted to be incurred under this Indenture; provided that

               (a) such Liens secured such Indebtedness at the time of and prior to the incurrence of such Indebtedness by Holdco or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Indebtedness by Holdco or a Restricted Subsidiary; and

               (b) such Liens do not extend to or cover any property or assets of Holdco or any of its Restricted Subsidiaries other than the property or assets that secured such Indebtedness prior to the time such Indebtedness became such Indebtedness of Holdco or a Restricted subsidiary and are no more favorable to the lienholders than those securing such Indebtedness prior to the incurrence of such Indebtedness by Holdco or a Restricted Subsidiary;

          (23) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of Holdco and its Restricted Subsidiaries;

          (24) banker's Liens, rights of setoff and similar Liens with respect to cash and Temporary Cash Investments on deposit in one or more bank accounts in the ordinary course of business; and

          (25) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Purchase Agreement" means a purchase agreement dated February 27, 2004 between AMH Holdings, Inc. and the Initial Purchaser (as defined therein) to effectuate the Offering.

     "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to
Section 4.03(a) or Section 4.03(b)(3), (4), (5), (7), (8) or (10); provided, however, that

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Registration Rights Agreement between the Company and UBS Securities LLC and entered into in connection with the issuance of the Securities.

     "Related Business" means any business in which the Company or any of its Restricted was engaged on the Issue Date and any business reasonably related, ancillary or complementary to any business of the Company or any of its Restricted Subsidiaries in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date or a reasonable expansion thereof.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Sale Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Simon Acquisition Corp." means Simon Acquisition Corp., a Delaware corporation.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock or is at the time owned or controlled, directly or indirectly, by

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each domestic Subsidiary of the Company that guarantees the Securities pursuant to the terms of this Indenture.

     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's Investors Service, Inc. or "A-l" (or higher) according to Standard & Poor's Ratings Group;

          (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; and

          (6) money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kind described in clauses (1) through (5) of this definition.

     "Transactions" means, collectively, the Merger, the Equity Tender Offer, the Note Tender Offer, the Equity Financing, the Bank Facilities, the offering of the AMI Notes and the offering of the Securities.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act of 1939" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Officer" means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

     "Trustee" means Wilmington Trust Company until a successor replaces it and, thereafter, means the successor.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means

          (1) any Subsidiary of an Unrestricted Subsidiary; and

          (2) any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a board resolution of the Board of Directors of the Company;

provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if

          (A) such designation is in compliance with Section 4.04 above;

          (B) immediately after giving effect to such designation, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness Incurred pursuant to Section 4.03(b)) pursuant to
     Section 4.03;

          (C) no Default or Event of Default has occurred and is continuing or results therefrom; and

          (D) neither the Company nor any Restricted Subsidiary will at any time

               (i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

               (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary or

               (iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

               (i) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than Permitted Indebtedness Incurred pursuant to Section 4.03(b)) pursuant to Section 4.03 and

               (ii) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under Section 4.04.

The Trustee will be provided with an Officers' Certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the board resolution adopted by the Board of Directors of the Company making such designation.

     The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) and other legally required qualifying shares is owned by the Company or one or more Wholly Owned Subsidiaries.

     SECTION 1.02. Other Definitions.

                                                                    Defined in
                                  Term                               Section
                                  ----                              ----------

"Affiliate Transaction".............................................  4.07
"Bankruptcy Law"....................................................  6.01
"covenant defeasance option"........................................  8.01(b)
"Custodian".........................................................  6.01
"DTC"...............................................................  2.03
"Event of Default"..................................................  6.01
"legal defeasance option"...........................................  8.01(b)
"Legal Holiday".....................................................  13.08
"Paying Agent"......................................................  2.03
"Permitted Indebtedness"............................................  4.03(b)
"Registrar".........................................................  2.03
"Successor Company".................................................  5.01(a)(1)

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC;

     "indenture securities" means the Securities;

     "indenture security holder" means a Securityholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on this Indenture securities means the Company and any other obligor on this Indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

          (9) all references to the date the Securities were originally issued shall refer to the Issue Date.

                                   ARTICLE 2

                                 The Securities

     SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture ("Exhibit A"). The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

     SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been duly and validly authenticated and issued under this Indenture.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Upon receipt of a Company Order, the Trustee or authenticating agent shall authenticate the Securities for original issue up to the aggregate principal amount at maturity stated in the Securities. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints The Depository Trust Company ("DTC") to act as depositary with respect to the Global Securities.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

     SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the Accreted Value of, premium if any, and interest on, any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Accreted Value, premium if any, and interest, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of Accreted Value of, premium if any, and interest on, the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

     SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders that complies with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount at ma-turity of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

     SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company.

     SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

     If the Accreted Value of, premium if any, and interest due on, any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Accreted Value of, premium if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Securities representing an equal principal amount at maturity of Securities. Until so exchanged, the Holder of temporary Securities shall be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

     SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation. The Trustee shall dispose of such cancelled Securities in accordance with its customary procedures unless the Company directs the Trustee to deliver canceled Securities to the Company. Upon written request of the Company, certification of the destruction of all canceled Securities will be delivered to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

     SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

     SECTION 2.13. Issuance of Additional Securities. The Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

     With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount at maturity of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price, the issue date and the CUSIP number of such Additional Securities; and

          (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                                   ARTICLE 3

                                   Redemption


     SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount at maturity of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

     Except as required under Section 3.07, the Company shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

     SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the aggregate principal amount at maturity of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in prin-cipal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be redeemed.

     SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

     The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts at maturity of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05. Deposit of Redemption Price. Except for a redemption pursuant to paragraph 5(b) of the Securities, on or prior to 10:00 a.m., New York time, on the redemption date, the Company shall deposit with the Trustee or Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on all Securities to be redeemed.

     SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Security (at the Company's expense) a new Security equal in Accreted Value or principal amount at maturity, as the case may be, to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

     SECTION 4.01. Payment of Securities. The Company shall promptly pay the Accreted Value of, premium if any, and interest on, the Securities on the dates and in the manner provided in the Securities and in this Indenture. Accreted Value, premium if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Accreted Value, premium if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue Accreted Value and premium, if any, at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC shall not accept such a filing and commencing with the effectiveness of the Exchange Offer or Shelf Registration Statement) and shall in any event provide the Trustee and Securityholders within 15 days after it files with the SEC with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company shall make available such information to the Trustee and Securityholders within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

     SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, (i) that the Company may incur Indebtedness (including Additional Securities issued after the Issue Date) if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio of the Company exceeds 2 to 1 and (ii) that AMI and its Restricted Subsidiaries shall be entitled to Incur Indebtedness (including Additional Securities issued after the Issue Date) if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio of AMI exceeds 2 to 1.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness ("Permitted Indebtedness"):

          (1) Indebtedness Incurred by the Company and its Restricted Subsidiaries pursuant to the Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $210.0 million less the sum of all mandatory principal payments with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A) (which principal payments in the case of revolving loans are accompanied by a corresponding permanent commitment reduction) and (B) the sum of (x) 65%
of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries;

          (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary or to the holder of a Lien permitted under this Indenture) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness and the holders of Bank Indebtedness do not have a security interest therein or the obligee is a Restricted Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

          (3) the Securities and the Exchange Securities (other than any Additional Securities);

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) or (3) of this Section 4.03(b));

          (5) Refinancing Indebtedness;

          (6) Hedging Obligations of the Company or any Restricted Subsidiary not for the purpose of speculation;

          (7) obligations in respect of letters of credit, performance, bid, surety, appeal and other similar bonds and completion guarantees, payment obligations in connection with self-insurance or similar requirements provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (9) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days after such purchase, lease, construction or improvement in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (9) and then outstanding, does not exceed $5.0 million (including any Refinancing Indebtedness with respect thereto);

          (10) Indebtedness Incurred and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary at the time of acquisition of all or any portion of the assets (or any business or product line of another Person) (other than Indebtedness Incurred in connection with or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, at the time of such acquisition and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (10) and then outstanding does not exceed $5.0 million;

          (11) any Guarantee (including the Subsidiary Guaranties, if any) by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture;

          (12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obliga-tions, in each case, Incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company; and

          (13) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)), does not exceed $12.5 million (which amount may, but need not be, Incurred in whole or in part under the Credit Agreement).

     (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) (other than (b)(1) above or under the Credit Agreement pursuant to (b)(13) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

     (d) Notwithstanding Sections 4.03(a) and (b) above, the Company shall not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness of the Company unless such Indebtedness is expressly subordinated in right of payment to the Securities.

     (e) For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, shall classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses, (2) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and
(3) the Company shall be entitled from time to time to reclassify any Indebtedness Incurred pursuant to any clause in paragraph (b) above such that it will be deemed as having been Incurred under another clause in paragraph (b). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.03.

     (f) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

     SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if, at the time the Company or such Restricted Subsidiary makes such Restricted Payment,

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a) (it being understood that for purpose of calculating the Consolidated Coverage Ratio for this purpose only, any of the Company's non-cash interest expense and amortization of original issue discount shall be excluded to the extent not already excluded from the calculations thereof); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (the amount expended for such purpose if other than in cash, having the fair market value of such property as determined in good faith by the Company) would exceed the sum of (without duplication)

               (A) 50% of the Consolidated Net Income (it being understood that for purposes of calculating Consolidated Net Income pursuant to this clause (3)(A) only, any of the Company's non-cash interest expense and amortization of original issue discount shall be excluded to the extent not already excluded from the calculations thereof) accrued during the period (treated as one accounting period) from July 1, 2002 to the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of such Restricted Payment (determined, for periods prior to the Issue Date, as if the Company owned AMI since July 1, 2002) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

               (B) 100% of the aggregate Net Cash Proceeds received by the Company (or, if prior to the Issue Date, by AMI) from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to April 23, 2002 (other than an issuance or sale to a Subsidiary of the Company) (or, if prior to the Issue Date, to a Subsidiary of AMI) and 100% of any cash capital contribution received by Holdco (or, if prior to the Issue Date, by AMI) from its shareholders subsequent to April 23, 2002; plus

               (C) the amount by which Indebtedness of the Company (or, if prior to the Issue Date, of AMI) is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) (or AMI, as the case may be) subsequent to April 23, 2002 of any Indebtedness of the Company (or, if prior to the Issue Date, of AMI) for Capital Stock (other than Disqualified Stock) of the Company (or AMI, as the case may be) (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

               (D) an amount equal to the sum of (x) the net reduction in the Investments made by the Company (or, if prior to the Issue Date, by AMI) or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company (or, if prior to the Issue Date, by AMI) or any Restricted Subsidiary since April 23, 2002, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's (or AMI's, as the case may be) equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

     (b) The provisions of Section 4.04(a) shall not prohibit

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Restricted Subsidiary or Indebtedness Guaranteed by the Company or a Restricted Subsidiary) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of, or options to purchase shares of, common stock or preferred stock of the Company or any of its Subsidiaries by the Company or any of its Subsidiaries from employees, former employees, directors, consultants, former consultants or former directors of the Company or any of its Subsidiaries upon the death, disability or termination of employment of such employees, directors or consultants, pursuant to the terms of the agreements (including employment and consulting agreement or amendments thereto) or plans approved by the Board of Directors; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (A) $2.5 million in any fiscal year and (B) the cash proceeds of any "key man" life insurance policies that are used to make such repurchases; provided, however, that amounts not used pursuant to this clause (4) in a year may be carried forward for use in future years; provided, further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

          (5) repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the statutory minimum taxes payable by such employee upon such grant or award; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

          (6) Restricted Payments not exceeding $7.5 million in the aggregate; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments; or

          (7) the declaration and payment of dividends by the Company and/or the purchase or redemption by the Company of its common or preferred stock (or options with respect thereto) with the net proceeds received from the sale of the Securities; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments.

     SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except

          (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including this Indenture, the Credit Agreement and the indenture governing the AMI Notes and the guarantees thereof);

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as con-sideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of the Indebtedness referred to in any of the foregoing clauses and restrictions contained in Indebtedness incurred after the date hereof in accordance with the terms of this Indenture; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable instrument governing such Indebtedness as in effect on the date of this Indenture; provided that, with respect to any agreement governing such other Indebtedness, the provisions relating to such encumbrance or restriction are no less favorable to the Company in any material respect as determined by the Company in its reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on the Issue Date;

          (iv) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (v) any such encumbrance or restriction consisting of customary non-assignment provisions in contracts or in leases governing leasehold interest and in intellectual property contracts and licenses;

          (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of assets (including, Capital Stock) of such Restricted Subsidiary permitted by this Indenture pending the closing of such sale or disposition;

          (vii) any restriction arising under applicable law, regulation or order;

          (viii) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

          (ix) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien.

     SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) The Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company or, in the case of an Asset Disposition in excess of $10 million, by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

          (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) pursuant to one or more of the following:

               (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase any Indebtedness under the Credit Agreement (including cash collateralization of letters of credit and similar credit transactions constituting Indebtedness) or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (or, in the case of a revolving credit facility, effect a permanent reduction in availability thereunder regardless of the fact that no prepayment may be required) (in each case other than Indebtedness owed to the Company or a Subsidiary of the Company) or repay Indebtedness secured by such asset within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that, if an offer to -------- purchase any Indebtedness of AMI or any of its Restricted Subsidiaries is made in accordance with terms of such Indebtedness, the obligation to permanently reduce Indebtedness of a Restricted Subsidiary will be deemed to be satisfied to the extent of the amount of the offer, whether or not accepted by the holders thereof and no Net Available Cash in the amount of such offer will be deemed to exist following such offer;

               (B) to the extent of the balance of such Net Available Cash after application (if any) in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

               (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Securities (and to holders of other Indebtedness of the Company ranking pari passu in right of payment with the Securities and designated by the Company) to purchase Securities at 100% of their Accreted Value (and such other Indebtedness of the Company) pursuant to and subject to the conditions of Section 4.06(b);

     provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this Section 4.06, the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06(a) exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash may be invested in a manner not prohibited by this Indenture and/or applied to temporarily reduce revolving credit indebtedness.

     For the purposes of this Section 4.06(a)(2), any of the following are deemed to be cash or cash equivalents:

          (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

          (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after the date of such Asset Disposition (to the extent of the cash received); and

          (3) any Additional Assets (so long as such Additional Assets are acquired for fair market value in connection with the transaction giving rise to such Asset Disposition, as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary, as applicable).

     (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Indebtedness of the Company ranking pari passu in right of payment with the Securities) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other pari passu Indebtedness) at a purchase price of 100% of their Accreted Value (or, in the event such other pari passu Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other pari passu Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such pari passu Indebtedness) in ac-cordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the Securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be denominations of $1,000 principal amount at maturity or multiples thereof. The Company shall not be required to make such an offer to purchase Securities (and other pari passu Indebtedness of the Company) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition); provided, however, notwithstanding the foregoing, in the case of an Asset Disposition by a Restricted Subsidiary of the Company, the Company shall not be required to make an offer to the extent such Restricted Subsidiary is not permitted pursuant to its outstanding Indebtedness to make a restricted payment to the Company. Upon completion of each offer to purchase Securities pursuant to this Section 4.06, the amount of Net Available Cash will be reset to zero.

     (c) The Company will comply with the notice requirements of Section 3.03 and, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

     SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless;

          (1) the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $2.0 million, a majority of the Board of Directors of the Company have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

          (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     (b) The provisions of Section 4.07(a) shall not apply to:

          (1) any Investment (including a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04;

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

          (3) loans or advances to employees or consultants in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

          (4) the payment of reasonable fees and compensation to, the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of the Company and its Restricted Subsidiaries;

          (5) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

          (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and loans or advances to employees to purchase Capital Stock;

          (7) any agreement with the Company or any Restricted Subsidiary as in effect as of the Issue Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Company or such Restricted Subsidiary in any material respect than the original agreement as in effect on the Issue Date;

          (8) the payment of management, consulting and advisory fees and related expenses made pursuant to the Harvest Management Services Agreement as in effect on the Issue Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Company or such Restricted Subsidiary in any material respect than the original agreement as in effect on the Issue Date;

          (9) any consulting or employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business consistent with the past practice of the Company or such Restricted Subsidiary; and

          (10) any tax sharing agreement or arrangement and payments pursuant thereto among the Company and its Subsidiaries and any other Person with which the Company or any of its Subsidiaries is required or permitted to file a consolidated tax return or with which the Company or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes.

     SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company

          (1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of a Restricted Subsidiary to any Person (other than the Company or a Restricted Subsidiary), and

          (2) shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Restricted Subsidiary), unless

          (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

          (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section
     4.04 if made on the date of such issuance, sale or other disposition; or

          (C) the sale or issuance of Capital Stock if the proceeds therefrom are applied in accordance with Section 4.06.

     SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     (b) Within 30 days following any Change of Control, unless the Company has exercised its option to redeem all the Securities as described in paragraph 5(b) of the Securities, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control;

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions, as determined by the Company, consistent with this Section 4.09 that a Holder must follow in order to have its Securities purchased.

     (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security at maturity which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

     (d) On the purchase date, the Company will, to the extent lawful:

          (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the purchase price plus accrued and unpaid interest, if any, in respect of all Securities or portions of Securities properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Securities or portions of Securities being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Securities properly tendered the purchase price plus accrued and unpaid interest, if any, for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of a new Security equal in principal amount at maturity to any unpurchased portion of the Securities surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the purchase date.

     (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a

Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

     (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

     SECTION 4.10. Limitation on Liens. The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness of the Company ranking pari passu with or subordinated in right of payment to the Securities on any asset or property of the Company (excluding property, assets and capital stock of Restricted Subsidiaries to secure Indebtedness of Restricted Subsidiaries), or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1) in the case of Liens securing Indebtedness subordinated to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2) in all other cases, the Securities are equally and ratably secured.

     SECTION 4.11. Future Guarantors. The Company shall cause each domestic Restricted Subsidiary that guarantees any Indebtedness of the Company (other than Indebtedness under the Credit Agreement, the AMI Notes or any Interest Rate Agreements or Currency Agreements) to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture.

     A Guarantee of a Subsidiary Guarantor will be automatically released upon:

          (1) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture,

          (2) the Company designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under
     Section 4.04 and the definition of "Unrestricted Subsidiary," and

          (3) the release or discharge of the Guarantee by such Restricted Subsidiary of Indebtedness of the Company or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Securities.

     A Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing such other Indebtedness or other exercise of remedies in respect thereof or if such Subsidiary is released from its Guarantees of, and all pledges and security interests granted in connection with, any other Indebtedness of the Company which results in the obligation to guarantee the Securities.

     SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate, signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

     SECTION 4.13. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE 5

                                Successor Company


     SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

          (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the Company, except in the case of a lease, shall be released from the obligation to pay the Accreted Value of, and premium if any, and interest on the Securities.

                                    ARTICLE 6

                              Defaults and Remedies


     SECTION 6.01. Events of Default. An "Event of Default" occurs if

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

          (3) the Company fails to comply with Section 5.01;

          (4) the Company fails to comply with Section 4.03, 4.04, 4.05, 4.06 (other than a failure to purchase Securities), 4.07, 4.08 or 4.09 and such failure continues for 30 days after the notice specified below;

          (5) the Company fails to comply with any of its other agreements in the Securities or this Indenture and such failure continues for 60 days after the notice specified below;

          (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          (9) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $10.0 million is entered against the Company or any Significant Subsidiary, and remains undischarged, unpaid, unwaived or unstayed for a period of 60 consecutive days after such judgment or decree becomes final and non-appealable.

     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clauses (4), (5) and (9) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) (subject to Section 6.05(b)) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (9) or (10) its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount at maturity of the Securities by notice to the Company and the Trustee, may declare the Accreted Value of, premium if any, and accrued but unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such Accreted Value, premium if any, and accrued but unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Accreted Value of, premium if any, and accrued but unpaid interest, if any, on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount at maturity of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Accreted Value, premium, if any or accrued but unpaid interest, if any, that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any consequent right.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Accreted Value of, premium if any, and interest on, a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05. Control by Majority. (a) The Holders of a majority in aggregate principal amount at maturity of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     (b) Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 6.01(6) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities and (i) no Person shall have commenced judicial proceedings to foreclose upon assets of the Company or any of its Restricted Subsidiaries or shall have exercised any right under applicable law or applicable security documents to take ownership of any of such assets in lieu of foreclosure and (ii) no other Event of Default with respect to the Securities shall have occurred which has not been cured or waived during such 30-day period.

     SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate principal amount at maturity of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate principal amount at maturity of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value of, premium if any, and interest on, the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order at the date or dates fixed by the Trustee and, in the case of distribution of such money on account of Accreted Value, premium if any, and interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for Accreted Value, premium if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Accreted Value, premium if any, and interest, respectively; and

          THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount at maturity of the Securities.

     SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                     Trustee

     SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing (and is not cured), the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the outstanding Securities.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and, subject to TIA ss.ss. 310(b) and 311, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days and apply to the SEC for permission to continue as trustee or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing with respect to the Securities and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

     SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a) if such report is required (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in connection with the exercise or performance of any of its powers or duties hereunder, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees and expenses) Incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have one separate counsel (if the Trustee determines in its reasonable judgment that the need for separate counsel exists (due to a conflict of interest or otherwise)) and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay any settlement made without its consent, which consent shall not be unreasonably withheld.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Accreted Value of, premium if any, and interest on, a particular Securities.

     The Company's payment obligations pursuant to this Section shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount at maturity of the outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee fails to comply with TIAss.310(b) after written request therefor by the Company;

          (3) the Trustee is adjudged bankrupt or insolvent;

          (4) a receiver or other public officer takes charge of the Trustee or its property; or

          (5) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the TIA.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount at maturity of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE 8

                       Discharge of Indenture; Defeasance


     SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When
(1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities, the Subsidiary Guaranties, if any, and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10
and 4.11 and the operation of Sections 5.01, 6.01(3), 6.01(4), 6.01(6), 6.01(7),
6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(3) ("covenant defeasance option"), and the Securities will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities and the Guarantees, if any, may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of such sections, with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all of its obligations with respect to its Guaranty.

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

     SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Accreted Value of, and premium if any, and interest on, the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of Accreted Value, premium if any, and interest, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Accreted Value, premium if any, and interest, when due on all the Securities to maturity or redemption, as the case may be;

          (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Event of Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (4) defeasance does not result in a breach or violation of, or constitute a default under, this Indenture (other than a breach or violation of this Indenture resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing), the Credit Agreement or any other material agreement or instrument binding on the Company or any of its Restricted Subsidiaries;

          (5) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary circumstances and conditions, after the 91st day following the deposit, the trust fund shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of

     Counsel shall confirm that, the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Accreted Value of, premium if any, and interest on, the Securities.

     SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Accreted Value, premium if any, and interest, that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

     SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations deposited pursuant to this Article 8 or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   Amendments


     SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantor, if any, and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder

          (1) to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

          (5) to add to the covenants of the Company or a Subsidiary Guarantor, if any, for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor, if any;

          (6) to make any change that does not adversely affect the rights of any Securityholder; or

          (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantor, if any, and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Securities then outstanding (voting as a single class) (including consents obtained in connection with a tender offer for, exchange for or purchase of the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the Accreted Value of or extend the Stated Maturity of any Security;

          (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) impair the right of any Securityholder to receive payment of Accreted Value of and interest on such Securityholder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Securityholder's Securities;

          (7) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

          (8) make any change in Section 6.04, 6.07 or 6.10 or the second sentence of this Section;

          (9) make any change in the method of calculating Accreted Value; or

          (10) reduce the percentage of the principal amount at maturity of outstanding securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any default.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     Section 2.08 hereof shall determine which Securities are considered to be "outstanding" for purposes of this Section 9.02.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by Section 13.04, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     SECTION 9.07. Payment for Consent. Neither the Company nor any Subsidiary of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                   [Reserved]


                                   ARTICLE 11

                                   [Reserved]


                                   ARTICLE 12

                                   [Reserved]


                                   ARTICLE 13

                                  Miscellaneous


     SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                 if to the Company or any Subsidiary Guarantor, if any:

                 AMH Holdings, Inc.
                 Associated Materials Incorporated
                 3773 State Road
                 Cuyahoga Falls, OH  44223

                 Attention:  D. Keith LaVanway

                 with copies to:

                 White & Case
                 1155 Avenue of the Americas
                 New York, NY  10010

                 Attention:  Jonathan Kahn, Esq.

                 if to the Trustee:

                 Wilmington Trust Company
                 Rodney Square North
                 1100 North Market Street
                 Wilmington, DE  19890

                 Attention:  Corporate Trust Administration

     The Company, any Subsidiary Guarantor, if any, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

     SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and that all such conditions precedent have been complied with.

     SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required aggregate principal amount at maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

     SECTION 13.10. No Recourse Against Others. No past, present or future director, officer, employee, member, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

     SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 13.14. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                           AMH HOLDINGS, INC.



                           By:                /s/ D. Keith LaVanway
                                  ----------------------------------------------
                                  Name:       D. Keith LaVanway
                                  Title:      Vice President-Finance, Assistant
                                              Treasurer and Assistant Secretary


                           WILMINGTON TRUST COMPANY, as Trustee



                           By:                /s/ James D. Nesci
                                  ----------------------------------------------
                                  Name:       James D. Nesci
                                  Title:      Authorized Signer

                                                 RULE 144A/REGULATION S APPENDIX



                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES


1.   Definitions

     1.1  Definitions

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Definitive Security" means a certificated Initial Security, Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

     "Exchange Securities" means (1) the 11 1/4% Senior Discount Securities Due 2014 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

     "Initial Purchaser" means (1) with respect to the Initial Securities issued on the Issue Date, UBS Securities LLC, and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

     "Initial Securities" means (1) $446 million aggregate principal amount at maturity of 11 1/4% Senior Discount Notes Due 2014 issued on the Issue Date and
(2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

     "Institutional Accredited Investor" means an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount at maturity of Private Exchange Securities.

     "Private Exchange Securities" means any 11 1/4% Senior Discount Securities Due 2014 issued in connection with a Private Exchange.

     "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated February 27, 2004, between the Company and the Initial Purchaser, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount at maturity of Exchange Securities registered under the Securities Act.

     "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated as of the Issue Date, between the Company and the Initial Purchaser, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, between the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

     "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

     "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

     "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(e) hereof.

     1.2  Other Definitions

                                                                      Defined
         Term                                                       in Section
         ----                                                       ----------
         "Agent Members"                                             2.1(b)
         "Global Security"                                           2.1(a)
         "Permanent Regulation S Global Security"                    2.1(a)
         "Regulation S"                                              2.1(a)
         "Rule 144A"                                                 2.1(a)
         "Rule 144A Global Security"                                 2.1(a)
         "Temporary Regulation S Global Security"                    2.1(a)

2.   The Securities.

     2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, Institutional Accredited Investors and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the "Permanent Regulation S Global Security"), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities." The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (c) Certificated Securities. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

     2.2 Authentication. The Trustee shall authenticate and deliver (1) on the Issue Date, an aggregate principal amount at maturity of $446 million 11 1/4% Senior Discount Securities Due 2014, (2) any Additional Securities for an original issue in an aggregate principal amount at maturity specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount at maturity of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

     2.3 Transfer and Exchange.

     (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request

          (x) to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount at maturity of Definitive Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

          (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
     Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

               (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

     (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with

          (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount at maturity of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount at maturity of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount at maturity of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the aggregate principal amount at maturity of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the

Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount at maturity.

     (c) Transfer and Exchange of Global Securities.

          (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Security to which such interest is being transferred in an amount equal to the principal amount at maturity of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount at maturity of the Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through DTC in accordance with the Applicable Procedures and only
(i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S,
(iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

     (e) Legend.

          (i) Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECU-

     RITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
     (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (II) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Ini-tial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in
     Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

     (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     (g) Obligations with Respect to Transfers and Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 3.07, 4.06, 4.09 and 9.05 of the Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

     (h) No Obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Certificated Securities. (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture.

     (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount at maturity and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the restricted securities legend set forth in Exhibit 1 hereto.

     (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (d) In the event of the occurrence of one of the events specified in
Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX


                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [RESTRICTED SECURITIES LEGEND]

     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933(THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                 [Temporary Regulation S Global Security Legend]

     BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL SECURITY OR THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE DEPOSITORY TRUST COMPANY AND ONLY (I) TO THE COMPANY,
(II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, (IV) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

No.                                                        CUSIP No.
   -----------                                                      -----------

                                                                    $
                                                                     ----------

                      11 1/4% Senior Discount Note Due 2014

     THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $597.07. THE ISSUE DATE OF THIS NOTE IS MARCH 4, 2004 AND THE YIELD TO MATURITY IS 11 1/4%.

     AMH Holdings, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of _____________________________ Dollars on March 1, 2014.

     Interest Payment Dates: March 1 and September 1, with cash interest payments commencing September 1, 2009.

     Record Dates: February 15 and August 15.

     Additional provisions of this Security are set forth on the other side of this Security.

                                        AMH HOLDINGS, INC.



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


Dated:

TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION


WILMINGTON TRUST COMPANY,
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
   -----------------------------
        Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                     11 1/4% Senior Discount Notes Due 2014


1.   Interest

     AMH Holdings, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate of 11 1/4% per annum from Closing Date until maturity. Prior to March 1, 2009, interest will accrue on the Securities in the form of an increase in the Accreted Value of the Securities, and no cash interest will be paid. The Accreted Value of the Securities will increase from the date of issuance until March 1, 2009 at a rate of 11 1/4% per annum compounded semi-annually as provided in the definition of "Accreted Value" in the Indenture such that the Accreted Value will equal the principal amount at maturity on March 1, 2009. The Company will pay cash interest semi-annually in arrears on March 1 and September 1 of each year commencing September 1, 2009, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Cash interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 1, 2009. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each subsequent 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.0% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Any amount of additional interest that accrues pursuant to a Registration Default on or prior to March 1, 2009 will be added to the Accreted Value of the Securities and any additional interest that accrues thereafter will be payable in cash on each Interest Payment Date.

2.   Method of Payment

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Accreted Value, premium if any, and interest, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including Accreted Value, premium if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including Accreted Value, premium if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

     Initially, Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

     The Company issued the Securities under an Indenture dated as of March 4, 2004 ("Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.   Optional Redemption; Redemption Upon a Change of Control

     (a) Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to March 1, 2009.

     On and after March 1, 2009, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount at maturity on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 1 of the years set forth below:

                                                                  Redemption
      Period                                                        Price
      ------                                                      ----------
      2009..............................................           105.625%
      2010..............................................           103.750%
      2011..............................................           101.875%
      2012 and thereafter...............................           100.000%

     Prior to March 1, 2007, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount at maturity not to exceed 35% of the aggregate principal amount at maturity of the Securities (which includes Additional Securities, if any) at a redemption price (expressed as a percentage of principal amount at maturity) of 111.25% of the Accreted Value thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that:

          (1) at least 65% of such aggregate principal amount at maturity of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates) and

          (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

     (b) In addition, upon the occurrence of a Change of Control, the Securities may be redeemed by the Company, in whole and not in part, during the periods and at the redemption prices expressed in percentages of Accreted Value on the redemption dates (subject to the right of Holders of record on the related record date to receive the Accreted Value due on the relevant redemption date) set forth below; provided that such redemption occurs within 90 days of the occurrence of such Change of Control:

                                                                   Redemption
      Period                                                         Price
      ------                                                       ----------
      Issue Date to February 28, 2005......................         116.875%
      March 1, 2005 to February 28, 2006...................         114.063%
      March 1, 2006 to February 28, 2007...................         111.250%

6.   Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions

     Upon a Change of Control, unless the Company has exercised its right to redeem the Securities as described under Section 5 hereof, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the Accreted Value of the Securities to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

     Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with the Net Available Cash from Asset Dispositions.

8.   Guaranty

     The payment by the Company of the principal, premium if any, and interest on, the Securities is unconditionally guaranteed on a joint and several senior subordinated basis by each Subsidiary Guarantor, if any.

9.   Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

     If money for the payment of Accreted Value, premium if any, and interest, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of aggregate principal amount at maturity, and premium and/or interest, if any, on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount at maturity outstanding of the Securities (including consents obtained in connection with a tender offer for, exchange for or purchase of the Securities) and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantor, if any, and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantor, if any, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required purchase, upon declaration of acceleration or otherwise; (iii) the failure by the Company or any Subsidiary Guarantor, if any, to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and
(vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

15.  Trustee Dealings with the Company

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

     No past, present or future director, officer, employee, member, incorporator or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Rights Agreement

     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  AMH Holdings, Inc.
                  Associated Materials Incorporated
                  3773 State Road
                  Cuyahoga Falls, OH  44223

                  Attention:  D. Keith LaVanway

                                 ASSIGNMENT FORM


     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------
Date:                                   Your Signature:
       -------------------------                       -------------------------


-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms.

CHECK ONE BOX BELOW

          (1)   |_|      in the United States to a "qualified institutional
                         buyer" (as defined in Rule 144A under the Securities
                         Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

          (2)   |_|      inside the United States to an Institutional
                         Accredited Investor (as defined in Rule 501(a)(1), (2),
                         (3) or (7) under the Securities Act of 1933) that, prior to such transfer, furnished to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities; or

          (3)   |_|      outside the United States in an offshore transaction
                         within the meaning of Regulation S under the Securities
                         Act in compliance with Rule 904 under the Securities
                         Act of 1933; or

          (4)   |_|      pursuant to the exemption from registration provided by
                         Rule 144 under the Securities Act of 1933; or

          (5)   |_|      pursuant to an effective registration statement under
                         the Securities Act of 1933; or

          (6)   |_|      to the Company.

If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that

          (i) the offer of the Securities was not made to a person in the United States;

          (ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

          (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (v) we have advised the transferee of the transfer restrictions applicable to the Securities; and

          (vi) if the circumstances set forth in Rule 904(B) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                    ---------------------------
                                                            Signature
Signature Guarantee:


------------------------------                      ----------------------------
Signature must be guaranteed                              Signature

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

     TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
     -----------------------------       --------------------------------------

                                         NOTICE:  To be executed by an
                                         executive officer


                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


     The following increases or decreases in this Global Security have been made:



                   Amount of decrease   Amount of increase
                      in aggregate         in aggregate         Aggregate principal
                    principal amount     principal amount      amount at maturity of        Signature of
                     at maturity of       at maturity of       this Global Security     authorized signatory
     Date of           this Global          this Global       following such decrease       of Trustee or
    Exchange            Security             Security               or increase         Securities Custodian
---------------------------------------------------------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                      |_|

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount at maturity: $

Date:                                  Your Signature:
     ------------------                               --------------------------
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Security.)


Signature Guarantee:
                   -------------------------------------------------------------
                   (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A


                       [FORM OF FACE OF EXCHANGE SECURITY
                        OR PRIVATE EXCHANGE SECURITY a b]





-------------------
a If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Rule 144A/Regulation S Appendix and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

b If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Rule 144A/Regulation S Appendix and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

No.                                                           CUSIP No.
   -------                                                             ---------

                                                                     $

                      11 1/4% Senior Discount Note Due 2014

     THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $579.07. THE ISSUE DATE OF THIS NOTE IS MARCH 4, 2004 AND THE YIELD TO MATURITY IS 11 1/4%.

     AMH Holdings, Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of ____________________ Dollars on March 1, 2014.

     Interest Payment Dates: March 1 and September 1 commencing September 1,
2009.

     Record Dates: February 15 and August 15.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                         AMH HOLDINGS, INC.


                                         By:
                                                -------------------------------
                                                Name:
                                                Title:

                                         By:
                                                -------------------------------
                                                Name:
                                                Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST COMPANY,

  as Trustee, certifies that this is one of the Securities referred to in the Indenture.


By:
         --------------------------------------
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE SECURITY]

                     11 1/4% Senior Discount Notes Due 2014


1.   Interest

     AMH Holdings, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate of 11 1/4% per annum from Closing Date until maturity. Prior to March 1, 2009, interest will accrue on the Securities in the form of an increase in the Accreted Value of the Securities, and no cash interest will be paid. The Accreted Value of the Securities will increase from the date of issuance until March 1, 2009 at a rate of 11 1/4% per annum compounded semi-annually as provided in the definition of "Accreted Value" in the Indenture such that the Accreted Value will equal the principal amount at maturity on March 1, 2009. The Company will pay cash interest semi-annually in arrears on March 1 and September 1 of each year commencing September 1, 2009, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Cash interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 1, 2009. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each subsequent 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.0% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Any amount of additional interest that accrues pursuant to a Registration Default on or prior to March 1, 2009 will be added to the Accreted Value of the Securities and any additional interest that accrues thereafter will be payable in cash on each Interest Payment Date.

2.   Method of Payment

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Accreted Value, premium if any, and interest, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including Accreted Value, premium if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

     Initially, Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

     The Company issued the Securities under an Indenture dated as of March 4, 2004 ("Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.   Optional Redemption; Redemption Upon a Change of Control

     (a) Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to March 1, 2009.

     On and after March 1, 2009, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount at maturity on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 1 of the years set forth below:

                                                            Redemption
     Period                                                   Price
     ------                                                 ----------
     2009..............................................     105.625%
     2010..............................................     103.750%
     2011..............................................     101.875%
     2012 and thereafter...............................     100.000%

     Prior to March 1, 2007, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount at maturity not to exceed 35% of the aggregate principal amount at maturity of the Securities (which includes Additional Securities, if any) at a redemption price (expressed as a percentage of principal amount at maturity) of 111.25% of the Accreted Value thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that:

          (1) at least 65% of such aggregate principal amount at maturity of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates) and

          (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

     (b) In addition, upon the occurrence of a Change of Control, the Securities may be redeemed by the Company, in whole and not in part, during the periods and at the redemption prices expressed in percentages of Accreted Value on the redemption dates (subject to the right of Holders of record on the related record date to receive the Accreted Value due on the relevant redemption date) set forth below; provided that such redemption occurs within 90 days of the occurrence of such Change of Control:

                                                              Redemption
    Period                                                      Price
    ------                                                    ----------
    Issue Date to February 28, 2005......................      116.875%
    March 1, 2005 to February 28, 2006...................      114.063%
    March 1, 2006 to February 28, 2007...................      111.250%

6.   Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions

     Upon a Change of Control, unless the Company has exercised its right to redeem the Securities as described under Section 5 hereof, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the Accreted Value of the Securities to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

     Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with the Net Available Cash from Asset Dispositions.

8.   Guaranty

     The payment by the Company of the principal of, and premium and interest on, the Securities is unconditionally guaranteed on a joint and several senior subordinated basis by each Subsidiary Guarantor, if any.

9.   Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

     If money for the payment of Accreted Value, premium if any, and interest, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of aggregate principal amount at maturity and premium and/or interest, if any, on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount at maturity outstanding of the Securities (including consents obtained in connection with a tender offer for, exchange for or purchase of the Securities) and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantor, if any, and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantor, if any, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required purchase, upon declaration of acceleration or otherwise; (iii) the failure by the Company or any Subsidiary Guarantor, if any, to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and
(vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

15.  Trustee Dealings with the Company

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

     No past, present or future director, officer, employee, member, incorporator or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Rights Agreement

     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                    AMH Holdings, Inc.
                    Associated Materials Incorporated
                    3773 State Road
                    Cuyahoga Falls, OH  44223

                    Attention:  D. Keith LaVanway

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to


-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:                                   Your Signature:
     --------------------                              ------------------------


-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:


                                      |_|


     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount at maturity: $

Date:                      Your Signature:
       -------------                      -------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Security.)


Signature Guarantee:
                      ---------------------------------------------------------
                      (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.